Exhibit 99.1

Vanda Pharmaceuticals Reports Second Quarter 2021 Financial Results

•Q2 2021 total revenues were $67.9 million, a 9% increase compared to Q2 2020
•Total revenues for the first six months of 2021 were $130.6 million, a 9% increase compared to the first six months of 2020
•Results from Phase III clinical study of tradipitant in gastroparesis are expected by the end of 2021
WASHINGTON – July 28, 2021 /PRNewswire/ – Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) today announced financial and operational results for the second quarter ended June 30, 2021.
“Vanda had another outstanding quarter of commercial revenue growth as we resumed activity across a number of our clinical programs. Our tradipitant in gastroparesis program is nearing completion, bringing us closer to a much-needed new treatment option for patients with gastroparesis and a potentially transformational commercial opportunity for Vanda,” said Mihael H. Polymeropoulos, M.D., Vanda’s President, CEO and Chairman of the Board.
Financial Highlights
Second Quarter of 2021

•Total net product sales from HETLIOZ® and Fanapt® were $67.9 million in the second quarter of 2021, a 9% increase compared to $62.2 million in the second quarter of 2020.

•HETLIOZ® net product sales were $44.5 million in the second quarter of 2021, a 7% increase compared to $41.6 million in the second quarter of 2020.

•Fanapt® net product sales were $23.4 million in the second quarter of 2021, a 13% increase compared to $20.6 million in the second quarter of 2020.

•Income before taxes was $12.6 million in the second quarter of 2021 compared to $11.1 million in the second quarter of 2020.
First Six Months of 2021

•Total net product sales from HETLIOZ® and Fanapt® were $130.6 million in the first six months of 2021, a 9% increase compared to $120.2 million in the first six months of 2020.

•HETLIOZ® net product sales were $83.9 million in the first six months of 2021, a 9% increase compared to $76.9 million in the first six months of 2020.

•Fanapt® net product sales were $46.7 million in the first six months of 2021, an 8% increase compared to $43.3 million in the first six months of 2020.

•Income before taxes was $23.0 million in the first six months of 2021 compared to $12.3 million in the first six months of 2020.

•Cash, cash equivalents and marketable securities (Cash) was $396.5 million as of June 30, 2021, representing an increase to Cash of $56.6 million compared to June 30, 2020.

Key Operational Highlights
Tradipitant
•The Phase III clinical study of tradipitant in gastroparesis is nearing completion with 95% of the target 200 patients already enrolled. Results are expected by the end of 2021.
HETLIOZ® (tasimelteon)
•A Phase III clinical study of HETLIOZ® in delayed sleep phase disorder (DSPD) is currently enrolling patients.
Fanapt® (iloperidone)
•A Phase III clinical study of Fanapt® in bipolar disorder is currently enrolling patients.A clinical pharmacology study of the long acting injectable (LAI) formulation of Fanapt® is ongoing.
Key Publications
•The article “Tasimelteon safely and effectively improves sleep in Smith–Magenis syndrome: a double-blind randomized trial followed by an open-label extension” was published in July 2021 in Genetics in Medicine.1
GAAP Financial Results
Income before taxes was $12.6 million in the second quarter of 2021 compared to $11.1 million in the second quarter of 2020. Net income was $9.7 million in the second quarter of 2021 compared to net income of $8.7 million in the second quarter of 2020. Diluted net income per share was $0.17 in the second quarter of 2021 compared to diluted net income per share of $0.16 in the second quarter of 2020.
Income before taxes was $23.0 million in the first six months of 2021 compared to $12.3 million in the first six months of 2020. Net income was $18.3 million in the first six months of 2021 compared to net income of $9.2 million in the first six months of 2020. Diluted net income per share was $0.32 in the first six months of 2021 compared to diluted net income per share of $0.17 in the first six months of 2020.
2021 Financial Guidance
Vanda expects to achieve the following financial objectives in 2021:

Full Year 2021 Financial Objectives	Full Year 2021 Guidance
Total revenues	$270 to $300 million
HETLIOZ® net product sales	$180 to $200 million
Fanapt® net product sales	$90 to $100 million
Year-end 2021 Cash	Greater than $400 million

Conference Call
Vanda has scheduled a conference call for today, Wednesday, July 28, 2021, at 4:30 PM ET. During the call, Vanda’s management will discuss the second quarter 2021 financial results and other corporate activities. Investors can call 1-866-688-9426 (domestic) or 1-409-216-0816 (international) and use passcode 5298904. A replay of the call will be available on Wednesday, July 28, 2021, beginning at 7:30 PM ET and will be accessible until Wednesday, August 4, 2021 at 7:30 PM ET. The replay call-in number is 1-855-859-2056 for domestic callers and 1-404-537-3406 for international callers. The passcode number is 5298904.
The conference call will be broadcast simultaneously on Vanda’s website, www.vandapharma.com. Investors should click on the Investors tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days.

References
1.Polymeropoulos, C.M., Brooks, J., Czeisler, E.L., Fisher, M.A., Gibson, M.M., Kite, K., Smieszek, S.P., Xiao, C., Elsea, S.H., Birznieks, G., Polymeropoulos, M.H. (2021). Tasimelteon safely and effectively improves sleep in Smith–Magenis syndrome: a double-blind randomized trial followed by an open-label extension. Genetics in Medicine. https://doi.org/10.1038/s41436-021-01282-y
About Vanda Pharmaceuticals Inc.
Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com and follow us on Twitter @vandapharma.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Various statements in this press release, including, but not limited to, the guidance provided under “2021 Financial Guidance” above and statements regarding the clinical development and regulatory timelines and commercial potential for tradipitant are “forward-looking statements” under the securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based upon current expectations and assumptions that involve risks, changes in circumstances and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, Vanda’s assumptions regarding its ability to continue to grow its business in the U.S., Vanda’s ability to complete the clinical development and obtain regulatory approval for tradipitant in the treatment of gastroparesis, the prevalence of gastroparesis and Vanda’s ability to successfully commercialize tradipitant. Therefore, no assurance can be given that the results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Forward-looking statements in this press release should be evaluated together with the various risks and uncertainties that affect Vanda’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by Vanda’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.
All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this press release is provided only as of the date of this press release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

VANDA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30 2021	June 30 2020	June 30 2021	June 30 2020
Revenues:
HETLIOZ® net product sales	$44,509	$41,561	$83,852	$76,897
Fanapt® net product sales	23,390	20,646	46,716	43,310
Total revenues	67,899	62,207	130,568	120,207
Operating expenses:
Cost of goods sold excluding amortization	6,566	5,847	12,596	11,054
Research and development	20,248	12,903	36,379	28,430
Selling, general and administrative	28,347	33,917	58,144	70,938
Intangible asset amortization	369	369	739	739
Total operating expenses	55,530	53,036	107,858	111,161
Income from operations	12,369	9,171	22,710	9,046
Other income	235	1,918	322	3,284
Income before income taxes	12,604	11,089	23,032	12,330
Provision for income taxes	2,951	2,375	4,729	3,130
Net income	$9,653	$8,714	$18,303	$9,200
Net income per share, basic	$0.17	$0.16	$0.33	$0.17
Net income per share, diluted	$0.17	$0.16	$0.32	$0.17
Weighted average shares outstanding, basic	55,582,916	54,501,308	55,365,558	54,153,812
Weighted average shares outstanding, diluted	56,903,340	55,081,397	56,705,419	54,975,771

VANDA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30 2021	December 31 2020
ASSETS
Current assets:
Cash and cash equivalents	$57,242	$61,031
Marketable securities	339,251	306,709
Accounts receivable, net	37,090	30,036
Inventory	1,055	1,280
Prepaid expenses and other current assets	12,014	10,089
Total current assets	446,652	409,145
Property and equipment, net	3,631	4,136
Operating lease right-of-use assets	9,898	10,459
Intangible assets, net	20,820	21,559
Deferred tax assets	78,641	81,516
Non-current inventory and other	8,003	6,641
Total assets	$567,645	$533,456
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,788	$31,509
Product revenue allowances	40,201	34,427
Total current liabilities	71,989	65,936
Operating lease non-current liabilities	10,740	11,497
Other non-current liabilities	3,696	2,757
Total liabilities	86,425	80,190
Stockholders’ equity:
Common stock	56	55
Additional paid-in capital	660,086	650,300
Accumulated other comprehensive income	103	239
Accumulated deficit	(179,025)	(197,328)
Total stockholders’ equity	481,220	453,266
Total liabilities and stockholders’ equity	$567,645	$533,456

Corporate Contact:

AJ Jones II
Chief Corporate Affairs and Communications Officer
Vanda Pharmaceuticals Inc.
202-734-3400
pr@vandapharma.com

Elizabeth Van Every
Head of Corporate Affairs
Vanda Pharmaceuticals Inc.
202-734-3400
pr@vandapharma.com
SOURCE Vanda Pharmaceuticals Inc.